UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 or l5(d) of the

Securities Exchange Act of l934

April 21, 2015

Date of report (date of earliest event reported)

SP PLUS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                 Submission of Matters to a Vote of Security Holders

On April 21, 2015, SP Plus Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 22,127,725 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 20,834,349 shares, or approximately 94.2% of all shares outstanding and entitled to vote, were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting and the results of the votes cast at the Annual Meeting.

Proposal 1.

Nominees	For	Withheld	Broker Non- Votes
G Marc Baumann	19,690,824	97,771	1,045,754
Karen M. Garrison	19,446,912	341,683	1,045,754
Paul Halpern	19,629,270	159,325	1,045,754
Robert S. Roath	19,668,824	119,771	1,045,754
Wyman T. Roberts	19,670,974	117,621	1,045,754
Douglas R. Waggoner	19,671,024	117,571	1,045,754
Jonathan P. Ward	19,629,320	159,275	1,045,754
James A. Wilhelm	19,576,305	212,290	1,045,754
Gordon H. Woodward	19,629,320	159,275	1,045,754

Proposal 2.                     To cast an advisory vote on the 2014 compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
19,724,660	32,873	31,062	1,045,754

Proposal 3.                     To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for 2015.

For	Against	Abstain	Broker Non-Votes
20,729,535	104,814	0	0

As a result, the stockholders elected each nominee as a director of the Company, approved the Company’s 2014 executive compensation, and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: April 23, 2015	By:	/s/ VANCE C. JOHNSTON
Vance C. Johnston,
Chief Financial Officer and Treasurer